Exhibit 4.4

ADEIA INC.

AMENDED AND RESTATED

2020 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Adeia Inc. Amended and Restated 2020 Equity Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, Stock Payments and Stock Appreciation Rights may also be granted under the Plan.
2.
Definitions. As used herein, the following definitions shall apply:
a.
“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.
b.
“Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
c.
“Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Restricted Stock Unit award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.
d.
“Award Agreement” shall mean a written or electronic agreement between the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
e.
“Board” means the Board of Directors of the Company.
f.
“Change of Control” shall mean and include each of the following:
i.
A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
ii.
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(ii)(B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i) or (ii) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

g.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.
h.
“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
i.
“Common Stock” means the Common Stock of the Company.
j.
“Company” means Adeia Inc., a Delaware corporation.
k.
“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.
l.
“Director” means a member of the Board of Directors of the Company.
m.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
n.
“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.

o.
“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
p.
“Employee” means any person, including executive officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
q.
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
r.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section shall include any successor section.
s.
“Fair Market Value” means, as of any given date, the value of Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported inThe Wall Street Journal or such other source as the administrator deems reliable; or
iii.
In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
t.
“Holder” means the holder of an outstanding Award granted under or issued pursuant to the Plan.
u.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
v.
“Non-Employee Director” means a Director who is not an Employee of the Company.

w.
“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
x.
“Option” means a stock option granted pursuant to the Plan.
y.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
z.
“Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 10(b) of the Plan.
aa.
“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for the Holder of a Performance Period, determined as follows:
i.
The Performance Criteria that will be used to establish Performance Goals may relate to any business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof, including, without limitation, the following: (A) revenue or billings, (B) sales, (C) cash flow, (D) earnings per share of Common Stock (including earnings before any one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges or (6) non-cash equity-based compensation expense), (E) return on equity, (F) total stockholder return, (G) return on invested capital, (H) return on assets or net assets, (I) income or net income or pre-tax income, (J) operating income or net operating income, (K) operating profit or net operating profit, (L) operating margin, (M) cost reductions or savings or expense management, (N) appreciation in the Fair Market Value of a share of Common Stock, (O) research and development expenses (including research and development expenses as a percentage of sales or revenues), (P) working capital, (Q) market share, (R) completion of acquisitions and partnerships, (S) implementation of new technology by customers or partners, (T) completion of settlements and/or licensing arrangements, (U) new product or technology development milestones, (V) comparisons with various stock market indices, (W) capital raised in financing transactions or other financing milestones, or (X) financial ratios. The Administrator shall define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Holder, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
ii.
The Administrator may, in its sole discretion, provide that one or more adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include, but are not limited to, one or more of the following: (A) items related to a change in accounting principles, (B) items relating to financing activities, (C) expenses for restructuring or productivity initiatives, (D) non-cash charges, including those relating to share-based awards, (E) other non-operating items, (F) items related to acquisitions or other strategic transactions, (G) items attributable to the business operations of any entity acquired by us during the Performance Period, (H) items related to the disposal of a business or segment of a business, (I) items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles, (J) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, (K) any other items of significant income or expense which are determined to be appropriate adjustments, (L) items relating to unusual or extraordinary corporate transactions, events or developments, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the

Company’s core, on-going business activities, or (O) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.
bb.
“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, other operational unit or an individual.
cc.
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
dd.
“Plan” means this Adeia Inc. Amended and Restated 2020 Equity Incentive Plan.
ee.
“Previously-Issued Full Value Award” means any Award granted prior to the Effective Date under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award. For the avoidance of doubt, no Award granted on or after the Effective Date shall be a Previously-Issued Full Value Award.
ff.
“Restricted Stock” means shares of Common Stock awarded under Section 8 below.
gg.
“Restricted Stock Unit” shall mean a contractual right awarded under Section 9 to receive in the future a Share or the cash value of a Share.
hh.
“Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.
ii.
“Section 16(b)” means Section 16(b) of the Exchange Act.
jj.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.
kk.
“Service Provider” means an Employee, Director or Consultant.
ll.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.
mm.
“Stock Appreciation Right” shall mean a stock appreciation right granted under Section 11 of the Plan.
nn.
“Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Section 10(d) of the Plan.
oo.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to the Plan.
a.
Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 25,700,000 shares; provided, however, that each Share issued under the Plan pursuant to a Previously-Issued Full Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of

Awards may be authorized but unissued, or reacquired Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 25,700,000 shares.
b.
If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or Stock Appreciation Rights. Any Shares forfeited by the Holder or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
4.
Administration of the Plan.
a.
Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Non-Employee Directors each of whom is a “non-employee director” within the meaning of Rule 16b-3, and such Committee shall be otherwise comprised to comply with all Applicable Laws. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.
b.
Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
i.
to exercise all of the powers granted to it, and make all determinations, under the Plan;
ii.
to determine the Fair Market Value;
iii.
to select the Service Providers to whom Awards may from time to time be granted hereunder;
iv.
to determine the number of Shares to be covered by each such Award granted hereunder;

v.
to approve forms of agreement for use under the Plan;
vi.
to determine the terms and conditions of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
vii.
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and
viii.
to construe, interpret, implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Administrator that materially adversely affects a Holder’s Award, (A) the affected Holder shall file a written claim with the Administrator for review, explaining the reasons for such claim, and (B) the Administrator’s decision must be written and must explain the decision.
c.
Effect of Administrator’s Decision. The decisions, determinations and interpretations of the Administrator on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Administrator may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 4 as it deems appropriate in its sole discretion in accordance with applicable law. The Administrator may allocate among its members and delegate to any person who is not a member of the relevant Board or Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Administrator will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Administrator include any administrative group, individual or individuals to whom the Administrator has delegated its duties and powers.
5.
Eligibility.
a.
General Eligibility. Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Each Non-Employee Director of the Company shall be eligible to be automatically granted Options at the times and in the manner as determined by the Administrator.
b.
No Right to Continuing Service. Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.
c.
Award Limit. No Service Provider shall be granted, in any calendar year, Awards to purchase more than 1,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 5(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 5(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In addition, the maximum amount that may be paid in cash during any calendar year with respect to any Award initially payable in cash shall be $1,500,000. The maximum aggregate grant date fair value of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director in any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000. The limits on Awards set forth in this Section 5(c) are referred to herein collectively as the “Award Limits.”
6.
Term of Plan. This Adeia Inc. Amended and Restated 2020 Equity Incentive Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”) and shall continue in effect until terminated under Section 15 of the Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under this Plan after May 9, 2034.
7.
Terms of Options.
a.
Limitations on Incentive Stock Options. Each Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
b.
Term of Option. The term of each Option shall be stated in the applicable Award Agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
c.
Option Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
d.
Exercise of Option.
i.
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws, (C) upon the exercise of all or a portion of an unvested Option pursuant to Section 7(f), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option, and (D) full payment for the Shares with respect to which the Option is exercised, including payment of any applicable withholding tax. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

Shares issued upon exercise of an Option shall be issued in the name of the Holder or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

ii.
Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s death or Disability, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
iii.
Disability of Optionee. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
iv.
Death of Optionee. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Notice of Grant). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

e.
Regulatory Extension. A Holder’s Award Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(b) or (ii) the expiration of a period of thirty (30) days after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
f.
Early Exercisability. The Administrator may provide in the terms of a Holder’s Award Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any repurchase, forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.
g.
Options in Lieu of Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.
8.
Restricted Stock Awards.
a.
Rights to Purchase. Restricted Stock may be issued to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer; provided, however, that the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. Restricted Stock may also be awarded in consideration for past services actually rendered to the Company for its benefit. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.
b.
Repurchase Option; Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall be forfeited to the Company, without consideration, upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right or forfeiture provisions shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement; provided, however, that by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
c.
Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

d.
Rights as a Stockholder. Subject to the last sentence of this Section 8(d), once Restricted Stock is issued, the Holder shall have rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 13 of the Plan. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
9.
Restricted Stock Unit Awards.
a.
Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
b.
Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
c.
Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
d.
Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided, however, that except as otherwise determined by the Administrator, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (i) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
e.
Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is a Service Provider; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
10.
Performance Awards, Dividend Equivalents, and Stock Payments.
a.
Eligibility. One or more Performance Awards, Dividend Equivalents and/or Stock Payments may be granted to any Service Provider whom the Administrator determines should receive such an Award.

b.
Performance Awards. Any Service Provider selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Goals or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Service Provider.
c.
Dividend Equivalents.
i.
Any Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
ii.
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, except as determined otherwise by the Administrator.
iii.
Notwithstanding any other provision of the Plan to the contrary, dividends and Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.
d.
Stock Payments. Any Service Provider selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.
e.
Term. The term of a Performance Award, Dividend Equivalent and/or Stock Payment, if any, shall be set by the Administrator in its discretion.
f.
Purchase Price. The Administrator may establish the purchase price, if any, of a Performance Award or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law.
g.
Payment Upon Termination of Relationship as a Service Provider. A Performance Award, Dividend Equivalent and/or Stock Payment is payable only while the Holder is a Service Provider, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent and/or Stock Payment may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
h.
Form of Payment. Payment of the amount determined under Section 10(b) or 10(c) above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Section 10 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 16.

11.
Stock Appreciation Rights.
a.
Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.
b.
Term; Exercise Price. A Stock Appreciation Right shall have a term set by the Administrator; provided, however, that the term of a Stock Appreciation Right shall be no more than ten (10) years. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the per share exercise price of a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right is exercisable only while the Holder is a Service Provider; provided, however, that the Administrator may determine that the Stock Appreciation Right may be exercised subsequent to termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
c.
Entitlement Upon Exercise. A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.
d.
Payment and Limitations on Exercise.
i.
Payment of the amounts determined under Section 11(c) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 16.
ii.
Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.
12.
Non-Transferability of Awards.
a.
No Award under the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

b.
During the lifetime of the Holder, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
13.
Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
a.
In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock (other than an Equity Restructuring) such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
i.
the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares (or other securities or property) which may be issued, adjustments to the Award Limits, and adjustments of the manner in which shares (or other securities or property) subject to Previously-Issued Full Value Awards will be counted);
ii.
the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
iii.
the grant or exercise price with respect to any Award.
b.
Subject to Sections 13(d) and (e), in the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:
i.
To provide for either the purchase or settlement of any such Award for an amount of cash or securities equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
ii.
To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

iii.
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
iv.
To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and
v.
To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, however, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated.
c.
Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate as it may deem equitable and in the best interests of the Company.
d.
In the event of a Change of Control, then each outstanding Award shall be assumed or an equivalent Award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or a Subsidiary of the successor corporation refuses to assume or substitute for each outstanding Award, the Administrator will determine, subject to Section 25, whether, to what extent and under what circumstances and method or methods Awards will be (i) (A) accelerated, vested and, if applicable, exercisable, including with respect to Shares which would not otherwise be vested and/or exercisable and/or payable and (B) settled for an amount of cash or shares (or other securities or property) equal to their value (where in the case of Options and Stock Appreciation Rights, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Administrator) or (ii) canceled, forfeited or suspended in exchange for payment in an amount equal to the value of such Awards, if any, as determined by the Administrator (which if applicable may be based upon the consideration received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares of Common Stock subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor). If an Award becomes fully vested and/or exercisable and/or payable in lieu of assumption or substitution in the event of a Change of Control, the Administrator may notify all Holders that all outstanding Awards shall be fully vested and/or exercisable and/or payable for a period of at least fifteen (15) days prior to the closing of the Change of Control (or such other period as determined by the Administrator), and any Awards that are not exercised, if applicable, within such period shall terminate immediately prior to the Change of Control. For the purposes of this paragraph, an outstanding Award shall be considered assumed if, following the consummation of the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other securities property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or payment of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change of Control. In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled or paid under clauses (i) or (ii) above are (A) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (B) entitled to a share of such contingent consideration.
e.
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13(a) and 13(b):
i.
The number and type of shares (or other securities or property) subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13(e) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
ii.
The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued under the Plan, adjustments to the Award Limits in Section 5(c), and adjustments of the manner in which shares (or other securities or property) subject to Previously-Issued Full Value Awards will be counted).
14.
Time of Granting Options. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
15.
Amendment and Termination of the Plan.
a.
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
b.
Stockholder Approval. Without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13, (a) increase the limits imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan or the individual Award Limits imposed in Section 5(c), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 23, (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 23, or (d) amend the Plan in any manner that requires stockholder approval under Applicable Laws.
c.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, including any amendment effected pursuant to this amendment and restatement of the Plan, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.
Conditions Upon Issuance of Shares.
a.
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
b.
Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
c.
Consideration. The Administrator shall determine the methods by which payments by any Holder with respect to Awards granted under the Plan shall be made, including, without limitation: (i) cash, (ii) check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (iv) with the consent of the Administrator, other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the payments required, (v) with the consent of the Administrator, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award, (vi) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Awards and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Award exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Award may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law.
d.
Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award or any other taxable event related to an Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to satisfy such obligations by any payment means described in Section 16(c) hereof, including, without limitation, by allowing such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be so withheld or returned shall be limited to the number of shares which have a Fair Market Value on the date of withholding or return no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Administrator, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such shares were acquired by the Holder from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that any such shares withheld or returned shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
17.
Loans. The Administrator may, in its discretion, extend one or more loans to Service Providers in connection with the exercise or receipt of an Award granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section 17 to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law. In the event that the Administrator determines in its discretion that any loan under this Section 17 may be or will become prohibited by Section 13(k) of the Exchange Act or other Applicable Law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.
18.
Section 16. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20.
Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
21.
Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is approved by the Board and the “Effective Date” of this Plan, as amended and restated, shall be the date of such stockholder approval. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
22.
Forfeiture and Claw-Back Provisions.
a.
Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (y) the Holder incurs a termination of service for cause.
b.
All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company from time to time, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
23.
Prohibition on Repricing. Subject to Section 13, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 23, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
24.
Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.
25.
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in a manner that is compliant with, or exempt from, Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.